UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

MODERN CITY ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Washington	000-50468	98-0206033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1815 Griffin Rd., Suite 207, Ft. Lauderdale, FL 33004
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(305) 970-4898

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a)  On December 14, 2010, Larry O'Donnell, CPA, P.A., the company’s independent public accountant resigned due to Larry O'Donnell's license being revoked by the PCAOB.

Larry O'Donnell, CPA, P.A.'s reports on our financial statements as of and for the fiscal year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report contained a going concern qualification as to the ability of us to continue.

During Modern City’s two most recent fiscal years, December 31, 2009 and 2008, and the subsequent period through the date of resignation, January 1, 2010 through December 14, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Larry O'Donnell, CPA, P.C., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K.

(b)  On January 4, 2011 the board of directors of Modern City engaged the accounting firm of De Joya Griffith & Company, LLC as principal accountants of Modern City’s for the fiscal year ended December 31, 2010. Modern City’s did not consult with De Joya Griffith & Company, LLC during the most recent two fiscal years and the subsequent interim period preceding the engagement of De Joya Griffith & Company, LLC on January 4, 2011 regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Modern City’s financial statements.  Neither written nor oral advice was provided that was an important factor considered by De Joya Griffith & Company, LLC in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16-Letter from Larry O'Donnell, CPA, P.A. dated January 5, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2011

Modern City Entertainment, INC.

By:     /s/WILLIAM ERFURTH
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Name: William Erfurth
Title:  Chief Executive Officer